EXHIBIT 99.1

News from Conduent

Conduent Incorporated 100 Campus Drive, Suite 200 Florham Park, NJ 07932
www.conduent.com

Conduent Reports Fourth Quarter and Full Year 2018 Results; Improved New Business Signings, Strong Cash Generation and Overachieved on Transformation Initiative

Q4 2018 Financial and Operational Highlights

•	Revenue of $1,282 million

•	GAAP diluted EPS from continuing operations of $(0.69), down $(1.67) yr/yr; adjusted diluted EPS from continuing operations of $0.26, down (16.1)%

•	Net Income from continuing operations of $(140) million; Adjusted net income of $58 million

•	Adjusted EBITDA of $156 million, up 0.6%, excluding impact from ASC 606 and divestitures

•	Total signings TCV up 7.4%, driven by new business TCV signings up 6.3% yr/yr

Full Year 2018 Financial and Operational Highlights

•	Revenue of $5,393 million

•	GAAP diluted EPS from continuing operations of $(2.06), down $(2.87) yr/yr; adjusted diluted EPS from continuing operations of $1.05, up 23.5%

•	Net Income from continuing operations of $(416) million; Adjusted net income of $230 million

•	Adjusted EBITDA of $640 million, up 7.0%, excluding impact from ASC 606 and divestitures

•	Total signings TCV up 25.8% yr/yr

•	Exceeded 3-year transformation initiative targets; achieved ~$730M of cumulative savings

FLORHAM PARK, NJ, February 20, 2019 - Conduent (NYSE: CNDT), a digital interactions company, today announced its fourth quarter and full year 2018 financial results.

EXHIBIT 99.1

"We made solid progress on a number of fronts in 2018 and are executing to our strategy,” said Ashok Vemuri, CEO of Conduent. “Our new business efforts are gaining traction particularly with our digital platforms and solutions driving signings growth of 6% in the fourth quarter. In addition, we have successfully resolved the Texas litigation, completed our non-core divestitures and exceeded our three-year transformation target, allowing us to now focus solely on growing the core business."

Full Year 2018 Results

Full year 2018 revenue was $5,393 million, down (10.4)% compared to 2017. Adjusting for the impact of the 606 accounting standard and excluding divestitures completed in Q3 2017 and 2018, revenue was down (3.8)% compared with 2017.

Pre-tax income was $(395) million compared to $(16) million in 2017. The company reported full year 2018 GAAP net income of $(416) million compared to $181 million in 2017. Diluted EPS from continuing operations was $(2.06) versus $0.81 in 2017, driven primarily by the Q4 2017 tax reform impact, litigation costs, and an impairment associated with the sale of the portfolio of customer care contracts.

Full year adjusted operating income was $419 million, with an adjusted operating margin of 7.8% as compared to adjusted operating income of $418 million, with an adjusted operating margin of 6.9% in 2017. Adjusted EBITDA was $640 million, with an adjusted EBITDA margin of 11.9%, as compared to $672 million, with an adjusted EBITDA margin of 11.2% in 2017. Further adjusting for the impact of the 606 accounting standard and excluding divestitures completed in Q3 2017 and 2018, Adjusted EBITDA improved 7.0% compared with 2017.

The company reported adjusted diluted EPS from continuing operations in 2018 of $1.05 compared to $0.85 in 2017.

Conduent had cash flow from operations of $283 million during 2018 and ended the year with a cash balance of $756 million. Total debt was $1,567 million as of December 31, 2018.

Headcount of approximately 82,000 as of December 31, 2018 compared with approximately 90,000 as of December 31, 2017.

Total contract value (TCV) signings of $5,445 million for the year were up 26% compared with 2017, driven primarily by a 67% increase in renewal TCV.

EXHIBIT 99.1

Fourth Quarter 2018 Results

Fourth quarter 2018 revenue was $1,282 million, down (14.1)% compared to Q4 2017. Adjusting for the impact of the 606 accounting standard and excluding divestitures completed in Q3 2017 and 2018, revenue was down (3.7)% compared with Q4 2017.

Pre-tax income was $(143) million compared to $4 million in Q4 2017. GAAP operating margin as reported was (11.2)% compared to 0.3% in Q4 2017. The company reported Q4 2018 GAAP net income of $(140) million compared to $208 million in Q4 2017. Diluted EPS from continuing operations was ($0.69) versus $0.98 in the same period last year, driven primarily by the Q4 2017 tax reform impact, divestiture transaction costs, litigation costs, and an impairment associated with the sale of the portfolio of customer care contracts.

Fourth quarter adjusted operating income was $101 million, with an adjusted operating margin of 7.9% as compared to adjusted operating income of $130 million, with an adjusted operating margin of 8.7% in Q4 2017. Adjusted EBITDA was $156 million, with an adjusted EBITDA margin of 12.2%, as compared to $188 million, with an adjusted EBITDA margin of 12.6% in Q4 2017. Further adjusting for the impact of the 606 accounting standard and excluding divestitures completed in Q3 2017 and 2018, Adjusted EBITDA improved 0.6% compared with Q4 2017.

The company reported adjusted diluted EPS from continuing operations of $0.26 compared to $0.31 in Q4 2017.

Conduent had cash flow from operations of $253 million during the fourth quarter of 2018 compared to $236 million in the Q4 2017.

Total contract value (TCV) signings of $1,527 million for the quarter were up 7% compared with Q4 2017, due to a 6% and 8% year-over-year increase in new business and renewal signings respectively. New business TCV growth included contracts with a large insurance carrier to provide end-to-end workers compensation services and a large global transit agency to provide automated ticketing services.

EXHIBIT 99.1

Financial and Strategic Outlook

Conduent provided the following guidance ranges for FY 2019:

(in millions)	FY 2018 Reported	Divestiture Impact	Adjusted FY 2018(3)	Includes No Additional M&A FY 2019 Guidance

Revenue (constant currency)(1)	$5.39B	$752M	$4.64B	Up 0.5 - 1.5%

Adj. EBITDA(2)	$640M	$105M	$535M	$590 - $610M Up 10 - 14%

Adj. EBITDA Margin(2)	11.9%		11.5%	12.5 - 13.1%

Adj. Free Cash Flow(2)	$218M			~35% of Adj. EBITDA
% of Adj. EBITDA	34.1%

Note: Please refer to the "Non-GAAP Outlook" below for certain information concerning outlook.

(1) Year-over-year revenue growth comparison at constant currency
(2) Refer to Appendix for Non-GAAP reconciliations of adjusted EBITDA / margin and adjusted FCF and for impact from ASC 606 accounting change and divestitures. FY 2019 FCF adjusted for Texas-related litigation impact
(3) Adjusted for accounting 606, 2017 and 2018 divestitures, and select Stand Alone Customer Care contracts in run-off

"We ended the year in a strong financial position with a healthy balance sheet, improving margin profile and Free Cash Flow above our most recent guidance range," said Brian Webb-Walsh, CFO of Conduent. "The progress that we have made in paying down debt and improving cash generation positions us to deploy capital to support our growth initiatives and drive shareholder value."

Conference Call
Management will present the results during a conference call and webcast on February 20, 2019 at 10 a.m. ET.

The call will be available by live audio webcast with the news release and online presentation slides at https://investor.conduent.com/.

The conference call will also be available by calling 1-877-883-0383 (international dial-in 1-412-902-6506) at approximately 9:45 a.m. ET. The entry number for this call is 6287313.

A recording of the conference call will be available by calling 1-877-344-7529, or 1-412-317-0088 one hour after the conference call concludes on February 20, 2019. The replay ID is 10128582.

EXHIBIT 99.1

For international calls, please select a dial-in number from:
https://services.choruscall.com/ccforms/replay.html

About Conduent
Conduent creates digital platforms and services for businesses and governments to manage millions of interactions every day for those they serve. We are leveraging the power of cloud, mobile and IoT, combined with technologies such as automation, cognitive and blockchain to elevate every constituent interaction, driving modern digital experiences that are more efficient, helpful and satisfying.

Conduent’s differentiated offerings touch millions of lives every day, including two-thirds of all insured patients in the U.S. and nearly nine million people who travel through toll systems daily. Whether it’s digital payments, claims processing, benefit administration, automated tolling, customer care or distributed learning - Conduent serves a majority of the Fortune 100 companies and more than 500 government entities. Learn more at www.conduent.com.

EXHIBIT 99.1

Non-GAAP Measures

We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods' results against the corresponding prior periods' results. These non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company's reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain non-GAAP measures. Refer to the "Non-GAAP Financial Measures" section attached to this release for a discussion of these non-GAAP measures and their reconciliation to the reported GAAP measures.

EXHIBIT 99.1

Forward-Looking Statements

This Report and any exhibits to this Report may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management's current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include, but are not limited to: government appropriations and termination rights contained in our government contracts; our ability to renew commercial and government contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our ability to attract and retain necessary technical personnel and qualified subcontractors; our ability to deliver on our contractual obligations properly and on time; competitive pressures; our significant indebtedness; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; claims of infringement of third-party intellectual property rights; the failure to comply with laws relating to individually identifiable information, and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; our ability to estimate the scope of work or the costs of performance in our contracts; our continuing emphasis on and shift toward technology-led digital transactions; customer decision-making cycles and lead time for customer commitments; our ability to collect our receivables for unbilled services; a decline in revenues from or a loss or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to attract and retain key employees; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings; our ability to modernize our information technology infrastructure and consolidate data centers; our ability to comply with data security standards; our ability to receive dividends or other payments from our subsidiaries; changes in tax and other laws and regulations; changes in government regulation and economic, strategic, political and social conditions; changes in U.S. GAAP or other applicable accounting policies; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our 2017 Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statements made by us in this report speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

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# # #

Media Contacts:
Sean Collins, Conduent, +1-310-497-9205, sean.collins2@conduent.com

Investor Contacts:
Alan Katz, Conduent, +1-973-526-7173, alan.katz@conduent.com
Monk Inyang, Conduent, +1-973-261-7182, monk.inyang@conduent.com

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share data)	2018	2017	2018	2017
Revenue	$1,282	$1,493	$5,393	$6,022
Cost of Services (excluding depreciation and amortization)	989	1,154	4,182	4,730
Gross Margin	293	339	1,211	1,292

Operating Costs and Expenses
Research and development (excluding depreciation and amortization)	4	2	11	12
Selling, general and administrative (excluding depreciation and amortization)	133	148	560	611
Restructuring and related costs	13	25	81	101
Depreciation and amortization	115	119	460	495
Interest expense	20	32	112	137
Separation costs	—	4	—	12
(Gain) loss on divestitures and transaction costs	33	(1)	42	(42)
Litigation costs (recoveries), net	114	3	227	(11)
(Gain) loss on extinguishment of debt	—	—	108	—
Other (income) expenses, net	4	3	5	(7)
Total Operating Costs and Expenses	436	335	1,606	1,308

Income (Loss) Before Income Taxes	(143)	4	(395)	(16)
Income tax expense (benefit)	(3)	(204)	21	(193)
Income (Loss) From Continuing Operations	(140)	208	(416)	177

Income (loss) from discontinued operations, net of tax	—	—	—	4
Net Income (Loss)	$(140)	$208	$(416)	$181

Basic Earnings (Loss) per Share:
Continuing operations	$(0.69)	$1.00	$(2.06)	$0.82
Discontinued operations	—	—	—	0.02
Total Basic Earnings (Loss) per Share	$(0.69)	$1.00	$(2.06)	$0.84

Diluted Earnings (Loss) per Share:
Continuing operations	$(0.69)	$0.98	$(2.06)	$0.81
Discontinued operations	—	—	—	0.02
Total Diluted Earnings (Loss) per Share	$(0.69)	$0.98	$(2.06)	$0.83

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2018	2017	2018	2017
Net Income (Loss)	$(140)	$208	$(416)	$181
Other Comprehensive Income (Loss), Net
Currency translation adjustments, net	(4)	1	(31)	35
Reclassification of currency translation adjustments on divestitures	1	—	42	—
Reclassification of divested benefit plans and other	(2)	—	62	—
Unrecognized gains (loss), net	4	—	1	2
Changes in benefit plans, net	—	(5)	—	(5)
Other Comprehensive Income (Loss), Net	(1)	(4)	74	32

Comprehensive Income (Loss), Net	$(141)	$204	$(342)	$213

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except share data in thousands)	December 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$756	$658
Accounts receivable, net	782	1,114
Assets held for sale	15	757
Contract assets	177	—
Other current assets	234	181
Total current assets	1,964	2,710
Land, buildings and equipment, net	328	257
Intangible assets, net	651	891
Goodwill	3,408	3,366
Other long-term assets	329	324
Total Assets	$6,680	$7,548
Liabilities and Equity
Current portion of long-term debt	$55	$82
Accounts payable	230	118
Accrued compensation and benefits costs	193	355
Unearned income	112	151
Liabilities held for sale	40	169
Other current liabilities	567	493
Total current liabilities	1,197	1,368
Long-term debt	1,512	1,979
Deferred taxes	327	384
Other long-term liabilities	280	146
Total Liabilities	3,316	3,877

Contingencies
Series A convertible preferred stock	142	142

Common stock	2	2
Additional paid-in capital	3,878	3,850
Retained earnings (deficit)	(233)	171
Accumulated other comprehensive loss	(425)	(494)
Total Equity	3,222	3,529
Total Liabilities and Equity	$6,680	$7,548

Shares of common stock issued and outstanding	211,306	210,440
Shares of series A convertible preferred stock issued and outstanding	120	120

EXHIBIT 99.1

CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2018	2017	2018	2017
Cash Flows from Operating Activities:
Net income (loss)	$(140)	$208	$(416)	$181
Adjustments required to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	115	119	460	495
Contract inducement amortization	1	—	3	2
Deferred income taxes	15	(223)	(75)	(230)
(Gain) loss from investments	(1)	—	(2)	(10)
Amortization of debt financing costs	2	2	11	9
(Gain) loss on extinguishment of debt	—	—	108	—
(Gain) loss on divestitures and transaction costs	33	(1)	42	(42)
Stock-based compensation	8	14	38	40
Changes in operating assets and liabilities	220	119	118	(130)
Other operating, net	—	(2)	(4)	(15)
Net cash provided by (used in) operating activities	253	236	283	300
Cash Flows from Investing Activities:
Cost of additions to land, buildings and equipment	(60)	(39)	(179)	(96)
Proceeds from sale of land, buildings and equipment	1	—	13	33
Cost of additions to internal use software	(14)	(10)	(45)	(36)
Proceeds from investments	1	—	1	117
Proceeds from divestitures and sale of assets, net of cash	3	—	675	56
Other investing, net	(5)	1	(5)	—
Net cash provided by (used in) investing activities	(74)	(48)	460	74
Cash Flows from Financing Activities:
Proceeds on long-term debt	—	—	—	306
Debt issuance fee payments	—	1	(3)	(8)
Payments on debt	(6)	(9)	(519)	(241)
Premium on debt redemption	—	—	(95)	—
Net payments to former parent company	—	—	—	(161)
Taxes paid for settlement of stock based compensation	(1)	—	(10)	(5)
Dividends paid on preferred stock	(3)	(3)	(10)	(10)
Other financing	—	(2)	—	(5)
Net cash provided by (used in) financing activities	(10)	(13)	(637)	(124)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1	(1)	(8)	1
Increase (decrease) in cash, cash equivalents and restricted cash	170	174	98	251
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	595	493	667	416
Cash, Cash Equivalents and Restricted Cash at End of period(1)	$765	$667	$765	$667
 ___________

(1)	Includes $9 million and $9 million of restricted cash as of December 31, 2018 and 2017, respectively, that were included in Other current assets on the Condensed Consolidated Balance Sheets.

EXHIBIT 99.1

Non-GAAP Financial Measures

We have reported our financial results in accordance with U.S. GAAP. In addition, we have discussed our results using non-GAAP measures.

We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain non-GAAP measures.

A reconciliation of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided below.

These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred.

Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate

We make adjustments to Income (Loss) before Income Taxes for the following items for the purpose of calculating Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate:

•	Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program.

•
Amortization of acquired intangible assets. The amortization of acquired intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period.

•
Separation costs. Separation costs are expenses incurred in connection with separation from Xerox Corporation into a separate, independent, publicly traded company. These costs primarily relate to third-party investment banking, accounting, legal, consulting and other similar types of services related to the separation transaction as well as costs associated with the operational separation of the two companies.

•	(Gain) loss on divestitures and transaction costs. Represents (gain) loss on divested businesses and transaction costs.

•
Litigation costs (recoveries), net. Litigation costs (recoveries), net represents reserves for the State of Texas litigation, Student Loan Service exposures and certain terminated contracts that are subject to litigation.

•	(Gain) loss on extinguishment of debt. Represents premium on debt extinguishment and write down of the associated unamortized discount and issuance costs.

•	Other (income) expenses, net. Other (income) expenses, net includes currency (gains) losses, net and all other (income) expenses, net.

•	NY MMIS charge (credit). Costs associated with the Company not fully completing the State of New York Health Enterprise Platform project.

•	HE charge (credit). Costs associated with not fully completing the Health Enterprise Medical platform projects in California and Montana.

•	ASC 606 adjustment.

EXHIBIT 99.1

•	(Revenue) / (Income) loss from divestitures.

The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance.  We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions.

Management believes that the adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income and certain other identified items, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business.

Adjusted Revenue and Operating Income and Adjusted Operating Margin

We make adjustments to Revenue, Costs and Expenses and Operating Margin for the following items, for the purpose of calculating Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin:

•	Restructuring and related costs.

•	Amortization of acquired intangible assets.

•	Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs.

•	Separation costs.

•	(Gain) loss on divestitures and transaction costs.

•	Litigation costs (recoveries), net.

•	(Gain) loss on extinguishment of debt.

•	Other (income) expenses, net.

•	NY MMIS charge (credit).

•	HE charge (credit).

•	ASC 606 adjustment.

•	(Revenue) / (Income) loss from divestitures.

We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business.

Adjusted EBITDA and EBITDA Margin

We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation and amortization adjusted for the following items. Adjusted EBITDA margin is Adjusted EBITDA divided by adjusted revenue.

•	Restructuring and related costs.

•	Separation costs.

•	(Gain) loss on divestitures and transaction costs.

•	Litigation costs (recoveries), net.

•	(Gain) loss on extinguishment of debt.

•	Other (income) expenses, net.

•	NY MMIS charge (credit).

•	HE charge (credit).

•	ASC 606 adjustment.

•	(Revenue) / (Income) loss from divestitures.

Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performances. Management cautions that amounts

EXHIBIT 99.1

presented in accordance with Conduent's definition of Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and Adjusted EBITDA margin in the same manner.

Free Cash Flow

Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, tax payments related to divestitures, vendor financed capital lease additions and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine, after required principal payments on debt, amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in land, buildings and equipment and internal use software. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP.

Adjusted Free Cash Flow

Adjusted free cash flow is defined as free cash flow from above plus deferred compensation payments, transaction costs, costs related to the Texas litigation and other identified items.

Adjusted Cash

Adjusted cash is defined as the cash and cash equivalents less cash from terminated deferred compensation to be paid to plan participants. We believe this provides added insight into cash and cash equivalents taking into account this particular cash obligation.

Constant Currency

To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact is the difference between actual growth rates and constant currency growth rates and is calculated by translating current period activity in local currency using the comparable prior period's currency translation rate.

Non-GAAP Outlook

In providing outlook for adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable GAAP financial measure. A description of the adjustments which historically have been applicable in determining adjusted EBITDA are reflected in the table below. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, such as amortization, restructuring, separation costs, NY MMIS, HE charge, and certain other adjusted items, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results. We have provided an outlook for revenue on a constant currency basis due to the inability to accurately predict foreign currency impact on revenues. Outlook for Free Cash Flow and Adjusted Free Cash Flow is provided as a factor of expected adjusted EBITDA, see above.

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Net Income (Loss) and EPS Reconciliation:

	Three Months Ended				Years Ended
	December 31, 2018		December 31, 2017		December 31, 2018		December 31, 2017
(in millions, except earnings per share)	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
GAAP as Reported From Continuing Operations	$(140)	$(0.69)	$208	$0.98	$(416)	$(2.06)	$177	$0.81
Adjustments:
Restructuring and related costs	13		25		81		101
Amortization of acquired intangible assets	61		61		242		243
Separation costs	—		4		—		12
(Gain) loss on divestitures and transaction costs	33		(1)		42		(42)
Litigation costs (recoveries), net	114		3		227		(11)
(Gain) loss on extinguishment of debt	—		—		108		—
Other (income) expenses, net	4		3		5		(7)
NY MMIS charge (credit)	—		(1)		(2)		9
HE charge (credit)	(1)		—		(1)		(8)
Less: Income tax adjustments(1)	(26)		(235)		(56)		(288)
Adjusted Net Income (Loss) and EPS	$58	$0.26	$67	$0.31	$230	$1.05	$186	$0.85
(GAAP shares)
Weighted average common shares outstanding		207		205		206		204
Restricted stock and performance units / shares		—		3		—		3
Adjusted Weighted Average Shares Outstanding(2)		207		208		206		207
(Non-GAAP shares)
Weighted average common shares outstanding		207		205		206		204
Restricted stock and performance shares		3		3		3		3
8% Convertible preferred stock		—		5		—		—
Adjusted Weighted Average Shares Outstanding		210		213		209		207

EXHIBIT 99.1

	Three Months Ended				Years Ended
	Adjusted for 606 and Divestitures				Adjusted for 606 and Divestitures
	December 31, 2018		December 31, 2017		December 31, 2018		December 31, 2017
(in millions, except earnings per share)	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
GAAP as Reported From Continuing Operations	$(140)	$(0.69)	$208	$0.98	(416)	$(2.06)	177	$0.81
Adjustments:
Restructuring and related costs	13		25		81		101
Amortization of acquired intangible assets	61		61		242		243
Separation costs	—		4		—		12
(Gain) loss on divestitures and transaction costs	33		(1)		42		(42)
Litigation costs (recoveries), net	114		3		227		(11)
(Gain) loss on extinguishment of debt	—		—		108		—
Other (income) expenses, net	4		3		5		(7)
NY MMIS charge (credit)	—		(1)		(2)		9
HE charge (credit)	(1)		—		(1)		(8)
ASC 606 adjustment	—		(3)		—		(11)
2017 divestitures	—		—		—		(7)
2018 divestitures	—		(29)		—		(56)
Less: Income tax adjustments(1)	(26)		(235)		(56)		(288)
Adjusted Net Income (Loss) and EPS	$58	$0.26	$35	$0.15	$230	$1.05	$112	$0.49
(GAAP shares)
Weighted average common shares outstanding		207		205		206		204
Restricted stock and performance units / shares		—		3		—		3
Adjusted Weighted Average Shares Outstanding(2)		207		208		206		207
(Non-GAAP shares)
Weighted average common shares outstanding		207		205		206		204
Restricted stock and performance shares		3		3		3		3
8% Convertible preferred stock		—		5		—		—
Adjusted Weighted Average Shares Outstanding		210		213		209		207
 ___________

(1)	Reflects the income tax (expense) benefit of the adjustments. Refer to Effective Tax Rate reconciliation below for details.

(2)
Average shares for the 2018 and 2017 calculation of adjusted EPS excludes 5 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock dividend of $2.4 million for both of the three months ended December 31, 2018 and 2017 and $10 million for both of the years ended December 31, 2018 and 2017, respectively.

Effective Tax Rate Reconciliation:

	Three Months Ended December 31, 2018			Three Months Ended December 31, 2017
(in millions)	Pre-Tax Income (Loss)	Income Tax (Benefit) Expense	Effective Tax Rate	Pre-Tax Income (Loss)	Income Tax (Benefit) Expense	Effective Tax Rate
GAAP as Reported From Continuing Operations	$(143)	$(3)	2.1%	$4	$(204)
Benefit from tax law changes	—	—		—	198
Other Non-GAAP adjustments	224	26		94	37
Total non-GAAP adjustments(1)	224	26		94	235
Adjusted(2)	$81	$23	28.4%	$98	$31	31.6%

EXHIBIT 99.1

	Year Ended December 31, 2018			Year Ended December 31, 2017
(in millions)	Pre-Tax Income (Loss)	Income Tax (Benefit) Expense	Effective Tax Rate	Pre-Tax Income (Loss)	Income Tax (Benefit) Expense	Effective Tax Rate
GAAP as Reported From Continuing Operations	$(395)	$21	(5.3)%	$(16)	$(193)
Benefit from tax law changes	—	—		—	198
Termination of COLI plan	—	—		—	(19)
Other Non-GAAP adjustments	702	56		297	109
Total Non-GAAP adjustments(1)	702	56		297	288
Adjusted(2)	$307	$77	25.1%	$281	$95	33.8%
__________

(1)	Refer to Net Income (Loss) reconciliation for details of non-GAAP adjustments.

(2)
The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the business divestitures, the State of Texas litigation reserve, loss on extinguishment of debt, charges for amortization of intangible assets, restructuring and divestiture related costs.

Revenue and Operating Income / Margin Reconciliation:

	Three Months Ended December 31, 2018			Three Months Ended December 31, 2017
(in millions)	Profit (Loss)	Revenue	Margin	Profit (Loss)	Revenue	Margin
GAAP as Reported(1)	$(143)	$1,282	(11.2)%	$4	$1,493	0.3%
Adjustments:
Restructuring and related costs	13			25
Amortization of acquired intangible assets	61			61
Interest expense	20			32
Separation costs	—			4
(Gain) loss on divestitures and transaction costs	33			(1)
Litigation costs (recoveries), net	114			3
(Gain) loss on extinguishment of debt	—			—
Other (income) expenses, net	4			3
NY MMIS charge (credit)	—			(1)
HE charge (credit)	(1)			—
Adjusted Operating Income/Margin	$101	$1,282	7.9%	$130	$1,493	8.7%

	Year Ended December 31, 2018			Year Ended December 31, 2017
(in millions)	Profit (Loss)	Revenue	Margin	Profit (Loss)	Revenue	Margin
GAAP as Reported(1)	$(395)	$5,393	(7.3)%	$(16)	$6,022	(0.3)%
Adjustments:
Restructuring and related costs	81			101
Amortization of acquired intangible assets	242			243
Interest expense	112			137
Separation costs	—			12
(Gain) loss on divestitures and transaction costs	42			(42)
Litigation costs (recoveries), net	227			(11)
(Gain) loss on extinguishment of debt	108			—
Other (income) expenses, net	5			(7)
NY MMIS charge (credit)	(2)			9
HE charge (credit)	(1)			(8)
Adjusted Operating Income/Margin	$419	$5,393	7.8%	$418	$6,022	6.9%

EXHIBIT 99.1

	Three Months Ended December 31, 2018			Three Months Ended December 31, 2017
	Adjusted for 606 and Divestitures
(in millions)	Profit (Loss)	Revenue	Margin	Profit (Loss)	Revenue	Margin
GAAP as Reported(1)	$(143)	$1,282	(11.2)%	$4	$1,493	0.3%
Adjustments:
Restructuring and related costs	13			25
Amortization of acquired intangible assets	61			61
Interest expense	20			32
Separation costs	—			4
(Gain) loss on divestitures and transaction costs	33			(1)
Litigation costs (recoveries), net	114			3
(Gain) loss on extinguishment of debt	—			—
Other (income) expenses, net	4			3
NY MMIS charge (credit)	—			(1)
HE charge (credit)	(1)			—
ASC 606 adjustment	—	—		(3)	(41)
2017 divestitures	—	—		—	—
Operating Income Adjusted for 606 and 2017 Divestitures	101	1,282	7.9%	127	1,452	8.7%
2018 divestitures	—	—		(29)	(121)
Adjusted Operating Income/Margin	$101	$1,282	7.9%	$98	$1,331	7.4%

	Year Ended December 31, 2018			Year Ended December 31, 2017
	Adjusted for 606 and Divestitures
(in millions)	Profit (Loss)	Revenue	Margin	Profit (Loss)	Revenue	Margin
GAAP as Reported(1)	$(395)	$5,393	(7.3)%	$(16)	$6,022	(0.3)%
Adjustments:
Restructuring and related costs	81			101
Amortization of acquired intangible assets	242			243
Interest expense	112			137
Separation costs	—			12
(Gain) loss on divestitures and transaction costs	42			(42)
Litigation costs (recoveries), net	227			(11)
(Gain) loss on extinguishment of debt	108			—
Other (income) expenses, net	5			(7)
NY MMIS charge (credit)	(2)			9
HE charge (credit)	(1)			(8)
ASC 606 adjustment	—	—		(11)	(166)
2017 divestitures	—	—		(7)	(59)
Operating Income Adjusted for 606 and 2017 Divestitures	419	5,393	7.8%	400	5,797	6.9%
2018 divestitures	—	—		(56)	(190)
Adjusted Operating Income/Margin	$419	$5,393	7.8%	$344	$5,607	6.1%
 ___________

(1)	Pre-Tax Income (Loss) and revenue from continuing operations.

EXHIBIT 99.1

Adjusted EBITDA / Margin Reconciliation:

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2018	2017	2018	2017
GAAP Revenue As Reported	$1,282	$1,493	$5,393	$6,022
Reconciliation to Adjusted EBITDA
GAAP Net Income (Loss) from Continuing Operations	(140)	208	(416)	177
Interest expense	20	32	112	137
Income tax expense (benefit)	(3)	(204)	21	(193)
Depreciation and amortization	115	119	460	495
Contract inducement amortization	1	—	3	2
EBITDA	(7)	155	180	618
EBITDA Margin	(0.5)%	10.4%	3.3%	10.3%
EBITDA	$(7)	$155	$180	$618
Adjustments:
Restructuring and related costs	13	25	81	101
Separation costs	—	4	—	12
(Gain) loss on divestitures and transaction costs	33	(1)	42	(42)
Litigation costs (recoveries), net	114	3	227	(11)
(Gain) loss on extinguishment of debt	—	—	108	—
Other (income) expenses, net	4	3	5	(7)
NY MMIS charge (credit)	—	(1)	(2)	9
HE charge (credit)	(1)	—	(1)	(8)
Adjusted EBITDA	$156	$188	$640	$672
Adjusted EBITDA Margin	12.2%	12.6%	11.9%	11.2%

EXHIBIT 99.1

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2018	2017	2018	2017
	Adjusted for 606 and Divestitures		Adjusted for 606 and Divestitures
GAAP Revenue As Reported	$1,282	$1,493	$5,393	$6,022
ASC 606 adjustment	—	(41)	—	(166)
2017 divestitures	—	—	—	(59)
Revenue Adjusted for 606 and 2017 Divestitures	1,282	1,452	5,393	5,797
2018 divestitures	—	(121)	—	(190)
Adjusted Revenue	$1,282	$1,331	$5,393	$5,607
Reconciliation to Adjusted EBITDA
GAAP Net Income (Loss) from Continuing Operations	(140)	208	(416)	177
Interest expense	20	32	112	137
Income tax expense (benefit)	(3)	(204)	21	(193)
Depreciation and amortization	115	119	460	495
Contract inducement amortization	1	—	3	2
ASC 606 adjustment	—	(3)	—	(11)
2017 divestitures	—	—	—	(7)
2017 divestitures depreciation and amortization	—	—	—	1
EBITDA Adjusted for 606 and 2017 Divestitures	(7)	152	180	601
2018 divestitures	—	(29)	—	(56)
2018 divestitures depreciation and amortization	—	(1)	—	(1)
EBITDA	(7)	122	180	544
EBITDA Margin	(0.5)%	9.2%	3.3%	9.7%
EBITDA	$(7)	$122	$180	$544
Adjustments:
Restructuring and related costs	13	25	81	101
Separation costs	—	4	—	12
(Gain) loss on divestitures and transaction costs	33	(1)	42	(42)
Litigation costs (recoveries), net	114	3	227	(11)
(Gain) loss on extinguishment of debt	—	—	108	—
Other (income) expenses, net	4	3	5	(7)
NY MMIS charge (credit)	—	(1)	(2)	9
HE charge (credit)	(1)	—	(1)	(8)
Adjusted EBITDA	$156	$155	$640	$598
Adjusted EBITDA Margin	12.2%	11.6%	11.9%	10.7%

EXHIBIT 99.1

Free Cash Flow Reconciliation:

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2018	2017	2018	2017
Operating Cash Flow	$253	$236	$283	$300
Cost of additions to land, buildings and equipment	(60)	(39)	(179)	(96)
Proceeds from sales of land, buildings and equipment	1	—	13	33
Cost of additions to internal use software	(14)	(10)	(45)	(36)
Tax payment related to divestitures	50	—	90	—
Vendor financed capital leases	—	—	(14)	(16)
Free Cash Flow	$230	$187	$148	$185
Free Cash Flow	$230	$187	$148	$185
Transaction costs	14	—	33	—
Transaction costs tax benefit	(5)	—	(5)	—
Debt buyback tax benefit	(26)	—	(26)	—
Deferred compensation tax benefit	(31)	—	(31)	—
Deferred compensation payments and adjustments	77	17	99	28
Adjusted Free Cash Flow	$259	$204	$218	$213

Cash / Adjusted Cash Reconciliation:

(in millions)	As of September 30, 2018	As of December 31, 2018	As of December 31, 2017
Cash and cash equivalents	$586	$756	$658
Deferred compensation payments and adjustments	22	99	17
Deferred compensation payable	(99)	(99)	(116)
Adjusted cash and cash equivalents	$509	$756	$559